As filed with the Securities and Exchange Commission on May 26, 1998
                                                 Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                             MARCAM SOLUTIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                    Delaware                                                    04-3371621
(State or other Jurisdiction of Incorporation or Organization)   (I.R.S. Employer Identification No.)

                  95 Wells Avenue, Newton, Massachusetts 02159
          (Address of Principal Executive Offices)     (Zip Code)

                              --------------------

                     Marcam Solutions, Inc. 1997 Stock Plan
                            (Full Title of the Plan)

                              --------------------

                                JONATHAN C. CRANE
                 Chairman, President and Chief Executive Officer
                             MARCAM SOLUTIONS, INC.
                                 95 Wells Avenue
                           Newton, Massachusetts 02159
               (Name and Address of Agent for Service of Process)

                                 (617) 965-0220
          (Telephone Number, including Area Code, of Agent for Service)

                              --------------------
                                    Copy to:
                              Mark H. Burnett, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000


                         Calculation of Registration Fee

========================================================================================
                                      Proposed
                                       maximum      Proposed maximum
Title of Securities  Amount to be  offering price      aggregate          Amount of
  to be registered    registered      per share      offering price   registration fee

   Common Stock,
   par value $.01       246,668       $14.3125(1)     $3,530,436(1)      $1,041.48(1)

   Common Stock,
   par value $.01        3,332         $8.25(2)         $27,489(2)         $8.11(2)
========================================================================================

  (1) Pursuant to Rule 457(h), the price of $14.3125 per share, which is the average of the high and low prices reported on the Nasdaq National Market on May 20, 1998 is set forth solely for purposes of calculating the filing fee.

  (2) Pursuant to Rule 457(h), the price of $8.25 per share, which is the price at which certain options under the 1997 Stock Plan may be exercised, is set forth solely for purposes of calculating the filing fee.

    This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the 1997 Stock Plan is effective. Pursuant to General Instruction E of Form S-8, the Registrant incorporates herein by reference the contents of the Registrant's Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (Registration No. 333-29285).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.  Exhibits.

    Exhibit No.         Description of Exhibit
    -----------         ----------------------

      4.1               Marcam Solutions, Inc. 1997 Stock Plan,
                        as amended.

      5.1               Opinion of Testa, Hurwitz & Thibeault, LLP.

     23.1               Consent of Testa, Hurwitz & Thibeault,
                        LLP (contained in its opinion as
                        Exhibit 5.1).

     23.2               Consent of Coopers & Lybrand L.L.P.

     24.1               Power of Attorney (contained in the Signatures).

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 22nd day of May, 1998.

                             MARCAM SOLUTIONS, INC.


                             By: /s/ Diane R. Tormey
                                 --------------------------------
                                 Diane R. Tormey
                                 Vice President, General Counsel
                                 and Secretary


                              POWER OF ATTORNEY

      KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Jonthan C. Crane and Diane R. Tormey his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                    Title                  Date
         ---------                    -----                  ----

/s/Jonathan C. Crane        Chairman President        May 22, 1998
-------------------------   and Chief Executive
Jonathan C. Crane           Officer (Principal
                            Executive Officer)


/s/Denis E. Liptak          Vice President of         May 22, 1998
-------------------------   Finance and Chief
Denis E. Liptak             Financial Officer
                            (Principal
                            Financial and
                            Accounting Officer)

/s/John Campbell            Director                  May 22, 1998
------------------------
John Campbell

------------------------    Director                  May 22, 1998
William O. Grabe

/s/Joseph M. Henson         Director                  May 22, 1998
------------------------
Joseph M. Henson

/s/Paul A. Margolis         Director                  May 22, 1998
------------------------
Paul A. Margolis

/s/ Michael J. Quinlan      Director                  May 22, 1998
------------------------
Michael J. Quinlan

/s/ Franchon M. Smithson    Director                  May 22, 1998
------------------------
Franchon M. Smithson

                         EXHIBIT INDEX


Exhibit       Description of Exhibit
-------       ----------------------

  4.1         Marcam Solutions, Inc. 1997 Stock Plan, as amended.

  5.1         Opinion of Testa, Hurwitz & Thibeault, LLP.

 23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

 23.2         Consent of Coopers & Lybrand L.L.P.

 24.1         Power of Attorney (see Signatures section of this Registration
              Statement).